UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of report: June 23, 2009
Date of earliest event reported: June 18, 2009

PACIFIC ASIA PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52770	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Avenue
Hartsdale, New York 10530

(Address of principal executive offices) (Zip Code)

(914) 472-6070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 18, 2009, Pacific Asia Petroleum, Inc. (the “Company”) received from Bluewater Property Management Co., Ltd. the fully-executed Tenancy Agreement (the “Beijing Lease”), between Bluewater Property Management Co., Ltd. and the Company, with respect to approximately 502 square meters of new Company office space located at No. 19A East 3rd Ring Road North, the Nexus Center, Beijing, China (“New Beijing Office”).  The Beijing Lease has a term of two (2) years, commencing September 1, 2009 and expiring August 31, 2011, and the combined average monthly rent and management fee (with credits) under the Beijing Lease is approximately RMB 83,596 (approximately USD $12,229 per month).  The New Beijing Office will serve as the Company’s new Beijing, China office location upon expiration of the Company’s current Tenancy Agreement, dated June 29, 2007, for the current office which expires on August 15, 2009.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The Company entered into the Beijing Lease with Bluewater Property Management Co., Ltd.  See Item 1.01 above.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ASIA PETROLEUM, INC.
Dated: June 23, 2009	By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer